UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 30, 2010

EXCEL TRUST, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-34698	27-1493212
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

17140 Bernardo Center Drive, Suite 300

San Diego, California 92128

(Address of Principal Executive Offices, Including Zip Code)

(858) 613-1800

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On August 30, 2010, Excel Trust, Inc. (the “Company”), through Excel Vestavia LLC, a wholly owned subsidiary of Excel Trust, L.P., the operating partnership subsidiary of the Company, entered into a definitive agreement and acquired Vestavia Hills City Center, a 375,871 square foot retail shopping center located in Vestavia Hills (Birmingham), Alabama (the “Property”). The Company acquired the mortgage loan that was secured by the Property for approximately $33.5 million in cash. Concurrently with the acquisition of the mortgage loan, the original borrower under the mortgage loan, AIG Baker Vestavia, L.L.C. (the “Borrower”), granted the Company a deed in lieu of foreclosure on the Property. Furthermore, affiliates of the Borrower agreed to assist in the management and leasing of the Property and, in partial consideration for the services to be performed by such affiliates, Vestavia Holdings, LLC, an affiliate of the Borrower, was granted a subordinate profits participation in the Property equal to: (a) 30% of distributions of net cash from operations of the Property, after the Company receives an 11% preferred return on its cash invested in the Property, and (b) 30% of distributions of net cash from capital events, after the Company receives an 11% preferred return on its cash invested, as well as its unreimbursed capital, in the Property.

Major tenants of the Property include Publix Supermarkets, Stein Mart and Rave Motion Pictures. The Company funded the purchase price, which was determined through negotiations between the Company and the holder of the mortgage loan, with the proceeds of the Company’s initial public offering.

The foregoing description of the Property acquisition does not purport to be complete and is qualified in its entirety by reference to the full text of the loan purchase agreement, release agreement and deed in lieu, which are filed as Exhibits 10.1 and 10.2 hereto, respectively, and are incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information contained in Item 1.01 of this report is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired

The financial statements that are required to be filed pursuant to this item will be filed by amendment not later than 71 days following the due date of this report.

(b)	Pro Forma Financial Information.

The pro forma financial information that is required to be filed pursuant to this item will be filed by amendment not later than 71 days following the due date of this report.

(c)	Exhibits

The following exhibits are filed herewith:

Exhibit	Description of Exhibit

10.1	Loan Purchase Agreement dated August 30, 2010 between Propst Vestavia LLC and Excel Vestavia LLC.

10.2	Release Agreement and Covenant Not to Sue dated August 30, 2010 among AIG Baker Vestavia, L.L.C., AIG/Baker Partnership and Excel Vestavia LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 3, 2010	Excel Trust, Inc.

	By:	/s/ JAMES Y. NAKAGAWA
James Y. Nakagawa
Chief Financial Officer

EXHIBITS

Exhibit	Description of Exhibit

10.1	Loan Purchase Agreement dated August 30, 2010 between Propst Vestavia, LLC and Excel Vestavia LLC.

10.2	Release Agreement and Covenant Not to Sue dated August 30, 2010 among AIG Baker Vestavia, L.L.C., AIG/Baker Partnership and Excel Vestavia LLC.